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                                                                   EXHIBIT 23.1
                              CONSENT OF KPMG LLP

The Board of Directors
Certicom Corp.:

   We consent to incorporation by reference in the registration statements on Form S-8 (File Numbers 333-52526 and 333-37204) of Certicom Corp. of our report dated June 1, 2001, relating to the consolidated balance sheet of Certicom Corp. and its subsidiaries as of April 30, 2001, and the related consolidated statements of operations, and comprehensive loss, shareholders' equity, cash flows, and financial statement schedule for the year then ended, which report appears in the April 30, 2001 annual report on Form 10-K of Certicom Corp.

                                          /s/ KPMG LLP

San Francisco, California
July 27, 2001